EXHIBIT 99.1

NOTES TO FINANCIAL STATEMENTS
For period up to 30th September 2008

Organisation and Description of Business

Traxxec Inc., formerly Columbia River Resources, Inc., wholly owns Traxxec Ltd. a company incorporated in the UK on 7th March 2006. The company registration number is 5733762 in the United Kingdom.

The purchase of Traxxec Ltd by Columbia River Resources Inc., in February 2008 was through the issuance of restricted shares by the USA parent utilising the cross border foreign transaction and relying on the 802 exemption.

On 14th July 2008 at a meeting of the officer and shareholders it was unanimously agreed to change the name to Traxxec, Inc.

The nature of the business is to develop radio frequency enabled plastic packaging and outlicense the developed product to suitable manufacturers, support the sales and marketing and technology of the developed product and to independently sell in to the market place but manufacture within any agreement in place. The first such product has been licensed to Rexam Plc. and Traxxec has identified further potential revenue streams from the application of systems and technology in the same and other markets globally.

Since the license agreement with Rexam Plc the Company has been in a transitional stage and has not traded.

Accounts Presented

Period 1:

The accounts are presented in line with the requirements of the UK Companies Act and were approved by the board on 2nd January 2008.

Period 2 and 3:

The accounts are management’s accounts for Periods 2 and 3. Full accounts for Traxxec Ltd are not required until February 2009 in the UK.

Accounting Policies

The accounts have been prepared under the historical cost convention and in accordance with the Financial Reporting Standards for Small Entities (effective June 2002).

The accounts presented include the Balance Sheet at 30th September 2008 and summary accounts and cash flow for three periods from 1st November 2006 to 30th September 2008.

Traxxec Ltd.

Summary, Abbreviated, Unaudited and Management Accounts
Period 1 - 1st November 2006 to 31 March 2007
Period 2 - 1st April 2007 to 31 March 2008

Period 3 - 1st April 2008 to 30th September 2008

	Period 1	Period 2	Period 3
	£	£
Receipts
VAT
VAT repaid	£1,873.76	£1,873.76	1761.74
Sales
Sales of goods	13273.39	13273.39	21791.4
Interest received
On deposit account	59.96	59.96	51.58
Loans received
Personal loan	25,000	25000
directors loan			1500
Sundry Receipts			90
Payments	40207.11	45,377.71	0
Purchases
Purchase of goods and services	7860.33		4899.83
Carriage Inwards	33.61
Duty	0
Sub contractor and Consultant			11956.63
		7893.94
Cost of Sales
Subcontractors	2050		552.25

The accounts are presented in pounds sterling, the format of the accounts previously presented in the UK, because there has been no trade in US dollars and consequently no entries.

Carriage Outwards	103.6		100
		2156.3
Staff
Business Expenses	1409.11		574.67
		1409.11	2988.91
Office
Courier and carriage	1.5
Computer supplies	29.4		245.49
Office expenses			322
		30.9
Professional Fees
Legal	300		4052.64
accountancy		300	95
Finance charges
Bank charges	62.75		1028.54
Credit card charges	40
Credit card payments	762.49		7263.94
		865.24
Loan Repayments
Personal loan	1545		3075
Director's loan	20656.15		6000
		22201.15
Capital Repaid
Debenture	3500
		3500
VAT Input tax		1983.62	1488.65
	40340.26	43154.90

Traxxec Ltd
Cash flow Summary from 1 November 2006 to 31 December 2008

Business receipts		55,449.32

Business payments		47,735.39
Cash surplus generated by the business		7,713.93
VAT - net received		163.23
		7,877.16

Loans repaid less loans received	(4,776.15)

Capital repaid	(3,500.00)

		(8,276.15)
Net cash outflow		(398.99)

Bank and cash balance at 1 November 2006		0.00

Bank and cash balance at 31 December 2008		(398.99)
Decrease in bank and cash balances for the period		(398.99)

Balance Sheet as at 30th September 2008	Traxxec Ltd
Registered Number 05733762

Current Assets	$-398.99
Cash at bank and in hand

Net current liabilities	0
Assets less liabilities	$-398.99

a)

The company was entitled to exemption under section 249A(1) of the Companies Act 1985

b)

The members have not required the company to obtain an audit in accordance with section 249B(2) of the Companies Act 1985

c)

The Directors acknowledge their responsibility for:

1)

ensuring the company keeps accounting records which comply with section 221

11)

preparing accounts which give a true and fair view of the state of affairs of the company

as at the specified periods and of its profit and loss for the periods in accordance with the requirements of section   226 and which otherwise comply with the requirements of the Companies Act relating to accounts, so far   as is applicable to the company

d)

The accounts have been prepared in accordance with the special provisions in Part V11 of the Companies Act relating to small companies